Exhibit 1.1

EXECUTION VERSION

$550,000,000

VEREIT OPERATING PARTNERSHIP, L.P.

4.625% Senior Notes due 2025

Underwriting Agreement

October 4, 2018

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

    As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202-4200

Ladies and Gentlemen:

VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives (collectively, “you” or in such capacity, the “Representatives”), $550,000,000 principal amount of its 4.625% Senior Notes due 2025 (the “Securities”). The Securities will be issued pursuant to that certain Indenture, dated as of February 6, 2014 (the “Base Indenture”), among ARC Properties Operating Partnership, L.P. (n/k/a VEREIT Operating Partnership, L.P.), Clark Acquisition, LLC, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by an officer’s certificate to be dated as of the Closing Date (as defined below) issuing the Securities (the “Series Officer’s Certificate” and, together with the Base Indenture, the “Indenture”). The Securities will be guaranteed (the “Guarantee”) on a senior unsecured basis by VEREIT, Inc. (“Parent”).

The Company intends to use the net proceeds of the offering of the Securities to repay borrowings under the Company’s revolving credit facility contemporaneously with, or shortly after, the closing of the offering of Securities.

This underwriting agreement (this “Agreement”), the Securities, the Guarantee and the Indenture are collectively referred to herein as the “Transaction Documents.”

The Company and Parent hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company and Parent have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, File No. 333-211204, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of certain securities, including the Securities. Such registration statement (the “Registration Statement”), as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the financial statements, exhibits and schedules thereto at such time and the documents incorporated or deemed to be incorporated by reference therein pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). The preliminary prospectus supplement dated October 4, 2018 describing the Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below) is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company and Parent to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References in this Agreement to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. References in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The “Time of Sale Information” shall mean collectively: (i) the Preliminary Prospectus, dated October 4, 2018 as amended and supplemented immediately prior to the Applicable Time (as defined below) and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 3:10 P.M. New York City time on October 4, 2018, the time when sales of the Securities were first made.

2. Purchase and Sale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.703% of the principal amount thereof plus accrued interest, if any, from October 16, 2018 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Representatives hereby advise the Company and the Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on October 16, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 5:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) Each of the Company and Parent acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and Parent with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company and Parent or any other person. Additionally, none of the Representatives nor any other Underwriter is advising the Company, Parent or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and Parent shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or Parent with respect thereto. Any review by any Representative or any Underwriter of the Company, Parent, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company or Parent, as the case may be, or any other person.

3. Representations and Warranties of the Company and Parent. The Company and Parent jointly and severally represent and warrant, as of the date of this Agreement and as of the Closing Date, to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Parent make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Parent make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to Company and Parent in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. The Company and Parent (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and Parent or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Parent make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or Parent. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company and Parent, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or Parent or related to the offering of Securities has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement and any such amendment thereto complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Parent make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of

Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of Parent and its consolidated subsidiaries (including, without limitation, the Company), as of the dates indicated and the results of their consolidated operations and the changes in their cash flows for the periods specified (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments). The financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and the supporting schedules to such financial statements included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of Parent or any of its subsidiaries; (ii) there has been no material adverse change or any development that could be expected to have a Material Adverse Effect (as defined below); (iii) Parent and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent; (iv) Parent and its subsidiaries, considered as one entity, have not entered into any material transaction or agreement that would be required to be disclosed in the Time of Sale Information or Prospectus in order to make the representations in Section 3(b) and (d) hereof accurate that is not so disclosed; (v) there has been no dividend or distribution of any kind declared, paid or made by Parent (other than regular monthly or quarterly cash dividends consistent with past practice) or, except for dividends paid to Parent or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by Parent or any of its subsidiaries of any class of capital stock; and (vi) neither Parent nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h) Organization and Good Standing. Parent and each of its subsidiaries have been duly organized, are validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of their respective jurisdiction of organization and are duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of Parent and its subsidiaries taken as a whole (a “Material Adverse Effect”). Parent and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 (not including the entities on such Exhibit that have been sold or otherwise dissolved) to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K and except for entities formed since January 1, 2018 in connection with property acquisitions and which do not constitute Significant Subsidiaries (as defined below). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of Parent (other than the Company) (together with the Company, the “Significant Subsidiaries”).

(i) Capitalization. Parent has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock or other ownership interest of each subsidiary of Parent have been duly authorized and validly issued, are fully paid and non-assessable and all of the issued shares of capital stock or other ownership interest of each subsidiary that are owned directly or indirectly by Parent, are owned by Parent, directly or indirectly, free and clear of all security interests, mortgages, liens, encumbrances, equities or adverse claims (collectively “Liens”), except for such Liens as are permitted by the Indenture.

(j) The Indenture. On or prior to the effectiveness of the Registration Statement, the Base Indenture was duly qualified under the Trust Indenture Act. The Base Indenture has been duly authorized, executed and delivered by each of the Company and Parent, and assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding agreement of each of the Company and Parent, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”); the Series Officer’s Certificate has been duly authorized by Parent and, when duly executed by Parent in accordance with the terms of the Base Indenture, the Indenture will constitute the valid and binding agreement of each of the Company and Parent, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(k) The Securities and the Guarantee. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantee has been duly and validly authorized by Parent and upon the due execution, authentication and delivery of the Securities in accordance with the Indenture and the issuance of the Securities in the sale to the Underwriters contemplated by this Agreement, will constitute valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Parent.

(m) Descriptions of the Transaction Documents. The statements in each of the Registration Statement, the Time of Sale Information and the Prospectus insofar as they describe the terms of this Agreement are correct in all material respects; the Indenture conforms in all material respects to the description thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus; and the Securities and the Guarantee will conform on the Closing Date in all material respects to the description thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(n) No Violation or Default. Neither Parent nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which Parent or any of its Significant Subsidiaries are a party or by which Parent or any of its Significant Subsidiaries are bound or to which any property or asset of Parent or any of its Significant Subsidiaries are subject, or (iii) in violation of any statute or any order, rule or regulation applicable to Parent or any of its Significant Subsidiaries of any court or governmental or regulatory agency or body having jurisdiction over Parent, any of its Significant Subsidiaries or their property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Conflicts. The issue and sale of the Securities and the issuance of the Guarantee, the execution, delivery and performance by the Company and Parent of the Transaction Documents, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, Parent or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, Parent or any of their respective subsidiaries is a party or by which the Company, Parent or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Parent or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of Parent or any of the Significant Subsidiaries, (iii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any of Parent’s subsidiaries (other than the Significant Subsidiaries) or (iv) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over Parent or any of the Significant Subsidiaries or any of their properties or assets, except, with respect to clauses (i), (iii) and (iv), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(p) No Consents Required. Assuming the representations and agreements of the Underwriters set forth in Section 5 are true and accurate, no consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental or regulatory agency or body having jurisdiction over the Company, Parent or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Securities and the issuance of the Guarantee, the execution, delivery and performance by the Company and Parent of the Transaction Documents to which they are a party, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus and the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state and other jurisdiction securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and the registration of the Securities and the Guarantee under the Securities Act and (ii) such other consents, approvals, authorizations, orders, filings, registrations or qualifications as have been obtained or will be obtained on or prior to the Closing Date.

(q) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company, Parent or any of their respective subsidiaries is a party, or of which any property, right or asset of the Company, Parent or any of their respective subsidiaries is the subject, that, individually or in the aggregate, if determined adversely to the Company, Parent or any of their respective subsidiaries, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement; and, to the knowledge of the Company and Parent, no such Actions are threatened by any governmental or regulatory authority or by others. No material labor dispute with the employees of Parent or any of its subsidiaries exists or, to Parent’s knowledge, is threatened or imminent. There are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Independent Accountants. Deloitte & Touche LLP, who has expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of Parent and the Company filed with the Commission and included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus are independent public accountants with respect to the Company and Parent, as required by the Securities Act and the Exchange Act and applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States).

(s) Title to Real and Personal Property. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company, Parent and each of their respective subsidiaries has good and marketable title to all of the real and personal property and the other assets reflected as owned in the financial statements referred to in Section 3(f) above, in each case free and clear of any Liens, except such as (i) do not materially interfere with the use made and proposed to be made of such property by Parent or any of its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Intellectual Property. (i) Parent and each of its subsidiaries own or have sufficient rights to use (A) to its knowledge, all patents and patent applications, and (B) all trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the operation of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus; (ii) to the knowledge of the Company and Parent, Parent and each of its subsidiaries’ conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) Parent and each of its subsidiaries have not received any written notice of any infringement claim relating to Intellectual Property; and (iv) to the knowledge of the Company and Parent, the Intellectual Property of Parent and each of its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except in the case of each of clauses (i)-(iv) where the failure to own or have the right to use such Intellectual Property or such infringement, misappropriation or violation (if the subject of an unfavorable ruling or decision as to Parent or any of its subsidiaries) would not reasonably be expected to have a Material Adverse Effect.

(u) No Undisclosed Relationships. There is no business relationship or related party transaction involving the Company, Parent or any of their respective subsidiaries or any other person that would be required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(v) Investment Company Act. None of the Company or Parent is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. Parent and its subsidiaries have paid all federal, state, local and foreign taxes and timely filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions), except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency assessment or claim that has been, or would reasonably be expected to be, asserted against Parent or any of its subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Licenses and Permits. The Company, Parent and each of their respective subsidiaries possesses such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, local, federal or foreign governmental or regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not individually or in the aggregate, be expected to have a Material Adverse Effect, and neither the Company, Parent nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(y) Certain Environmental Matters. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company, Parent nor any of their respective subsidiaries, to the knowledge of the Company or Parent, is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, Parent and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to each of the Company’s and Parent’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, Parent or any of their respective subsidiaries.

(z) Compliance with ERISA. Except as otherwise described in the Time of Sale Information and the Prospectus, Parent and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by Parent, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “ERISA

Affiliate” means, with respect to Parent or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which Parent or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under ERISA) established or maintained by Parent, its subsidiaries or any of their ERISA Affiliates, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No “employee pension benefit plan” established or maintained by Parent, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Parent, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan,” or (ii) Sections 412, 4971 or 4975 of the Code or Section 4062(e) of ERISA or (iii) Section 4980B of the Code as a result of a failure to comply with such section, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee pension benefit plan” established or maintained by Parent, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa) Disclosure Controls. Parent has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of Parent for effectiveness as of the end of Parent’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Parent is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are likely to adversely affect Parent’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is likely to materially affect, Parent’s internal control over financial reporting.

(bb) Accounting Controls. Parent maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, Parent’s principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S.

generally accepted accounting principles. Parent maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Insurance. Each of Parent and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for its business, and the real property owned by Parent and its subsidiaries is appropriately insured by institutions it reasonably believes to be financially sound. Parent has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to the extent it or any subsidiary is not able (or chooses not) to renew such existing coverage as and when such policies expire, to obtain comparable coverage from similar institutions to the extent reasonably believed to be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(dd) No Unlawful Payments. (A) None of the Company, Parent or any of their respective subsidiaries, nor, (B) to the knowledge of Parent or the Company, (1) any director, officer or employee of Parent or any of its subsidiaries or (2) any agent, affiliate or other person, in any case referred to in this clause (B), while acting on behalf of Parent or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit on behalf of Parent, the Company or any of their subsidiaries, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit (including. any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law Parent and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Anti-Money Laundering Laws. The operations of the Company, Parent and their respective subsidiaries are, and have been conducted for the prior five years, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Parent or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of each of the Company and Parent, threatened.

(ff) No Conflicts with Sanctions Laws. None of the Company, Parent or any of their respective subsidiaries or, to the knowledge of each of the Company and Parent, any director, officer, agent, employee or affiliate or any person acting on behalf of the Company, Parent or any of their respective subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company, Parent or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with persons that, at the time of such funding or facilitation, are the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, Parent and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.

(gg) Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, to the knowledge of Parent and the Company, there has been no security breach or other compromise of or relating to any of the Parent’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Parent and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Parent and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) Parent and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices or otherwise as Parent generally deems reasonably adequate for its and its subsidiaries’ business.

(hh) No Broker’s Fees. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and except with respect to any of the Underwriters, neither Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ii) No Registration Rights. No person has the right to require the Company, Parent or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities as contemplated by this Agreement.

(jj) No Stabilization. Parent and its subsidiaries, and their respective affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities in connection with the offering of the Securities.

(kk) Margin Rules. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ll) Statistical and Market Data. The statistical, demographic and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that (i) neither the Company nor Parent has reason to believe are unreliable or inaccurate in all material respects or (ii) represent Parent’s good faith estimates that are made on the basis of data derived from such sources.

(mm) Sarbanes-Oxley Act. Each of the Company and Parent are in compliance with, and, except as disclosed in the Prospectus and Time of Sale Information, there has been no failure on the part of the Company, Parent or any of the Company’s or Parent’s directors or officers, in their capacities as such, to comply, in all material respects, with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) Status under the Securities Act. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, Parent was and is not, an “ineligible issuer” and Parent is a well-known seasoned issuer, in each case as defined under Rule 405 under the Securities Act.

(oo) REIT Status. Parent is organized as and operates in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code; and the method of operation for Parent and its subsidiaries as described in the Time of Sale Information and the Prospectus will enable Parent to continue to meet the requirements for qualification and taxation as a REIT under the Code.

4. Further Agreements of the Company and Parent. The Company and Parent jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and Parent will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and 430B under the Securities Act, will file any Issuer Free Writing Prospectus that relates to the offering of the Securities (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; during the Prospectus Delivery Period (as defined below) the Company and Parent will file promptly all reports and any definitive proxy or information statements required to be filed by the Company and Parent with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; and the Company will furnish .PDF copies of the Prospectus and each Issuer Free Writing Prospectus that relates to the offering of the Securities (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the second business day following the date of this Agreement. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b) Delivery of Copies. To the extent requested, the Company and Parent will deliver, without charge, to the Representatives, one copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company and Parent will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company and Parent will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading in the judgment of Parent and its counsel; (vi) of the receipt by the Company or Parent of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company or Parent of any notice with respect to (A) any suspension of the qualification of the Securities for offer and sale in any jurisdiction or (B) the initiation or threatening of any proceeding for such purpose; and each of the Company and Parent will use its commercially reasonable efforts: (i) to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and (ii) if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, in each case, (A) in the judgment of Parent and its counsel, the

Company and Parent will promptly notify the Underwriters thereof, or (B) in the reasonable judgment of the Underwriters and their counsel, the Underwriters will promptly notify Parent and Company thereof and, in either case, the Company and Parent will forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company and Parent will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company and Parent will cooperate with the Underwriters in arranging to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use their best efforts to continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor Parent shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or take any action that would subject it to service of process in such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company and Parent will make generally available to their security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, neither the Company nor Parent will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise issue any debt securities (for the avoidance of doubt, excluding any mortgage debt) issued or guaranteed by the Company or Parent and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) DTC. The Company and Parent will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Company nor Parent will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company and Parent will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or Parent and not incorporated by reference into the Registration Statement and any press release issued by the Company or Parent) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto in connection with the offer and sale of the Securities contemplated by this Agreement without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Company and Parent of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company and Parent, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and Parent contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, Parent and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or Parent by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or Parent (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each of the Company and Parent who has specific knowledge of the Company’s or Parent’s, as applicable, financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct on and as of the Closing Date, (ii) confirming that except for representations and warranties of Parent and the Company that speak as of a particular date (which representations and warranties are true and correct as of such date), the other representations and warranties of the Company and

Parent in this Agreement are true and correct as of the Closing Date and that the Company and Parent have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company and Parent, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinions and Negative Assurance Letter of Counsel for the Company and Parent.

(i) Goodwin Procter LLP, counsel for the Company and Parent, shall have furnished to the Representatives, at the request of the Company and Parent, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. In rendering such opinion, Goodwin Procter LLP may reasonably rely upon representations and covenants of duly appointed officers of the Company, Parent and their respective subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices.

(ii) Goodwin Procter LLP, tax counsel for the Company and Parent, shall have furnished to the Representatives, at the request of the Company and Parent, a written tax opinion, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. In rendering such opinion, Goodwin Procter LLP may reasonably rely upon representations and covenants of duly appointed officers of the Company, Parent and their respective subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices.

(iii) Venable LLP, Maryland counsel for Parent, shall have furnished to the Representatives, at the request of the Company and Parent, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. In rendering such opinion, Venable LLP may reasonably rely upon representations and covenants of duly appointed officers of the Company, Parent and their respective subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of Parent and the Company in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Series Officer’s Certificate and Securities. The Series Officer’s Certificate shall have been duly executed and delivered by a duly authorized Officer (as defined in the Indenture), and the Securities shall have been duly executed and delivered by a duly authorized Officer (as defined in the Indenture) and duly authenticated by the Trustee.

(m) Additional Documents. On or prior to the Closing Date, the Company and Parent shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements contained herein.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and Parent each jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company and Parent. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and Parent, each of their respective directors and officers and each person, if any, who controls the Company or Parent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the third paragraph, the third sentence of the fifth paragraph and the eighth paragraph under the heading “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (whose consent shall not be unreasonably withheld), be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time after notice from the Indemnified Person of commencement of such proceeding to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in such proceeding (including any impleaded parties) include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate counsel for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Wells Fargo Securities, LLC and any such separate counsel for the Company, Parent, their respective directors and officers and any control persons of the Company and Parent shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of this Section 7. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Parent on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and Parent on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Parent on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses payable by Parent and the Company in connection with the sale of the Securities) received by the Company and Parent from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case, as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and Parent on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Parent or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or NASDAQ; (ii) trading of any securities issued or guaranteed by the Company or Parent shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and by other persons satisfactory to the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and by other persons satisfactory to the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or Parent, except that the Company and Parent will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, Parent or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and Parent jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and Parent’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate (including the related fees and expenses of counsel for the Underwriters in an amount not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable and documented out-of-pocket fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company and Parent in connection with any “road show” presentation to potential investors provided that private aircraft travel expenses, if any, incurred in connection with such “road show” and other meetings shall be allocated 50% to the Company and Parent, on one hand, and 50% to the Underwriters on the other hand, and the Company and Parent, on the one hand, and the Underwriters in the aggregate (but severally as to their portion) on the other hand, shall each pay their own expenses for all other travel expenses. Except as provided in Section 7 and in this Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and Parent jointly and severally agree to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that in the case of any failure specified in clause (ii) above caused solely by reason of a default by one or more Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith, the Company and Parent shall have no obligation to reimburse any such defaulting Underwriters for any such out-of-pocket costs and expenses.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Parent and the Underwriters contained in this Agreement or made by or on behalf of the Company, Parent or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Parent or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Parent, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Wells Fargo Securities, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc. on behalf of the Underwriters, and any such action taken by Wells Fargo Securities, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina, 28202 (fax: 704-410-0326), Attention: Transaction Management; BMO Capital Markets Corp., 3 Times Square, New York, New York 10036 (fax: 212-702-1205), Attention: Legal Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081), Attention: Investment Grade Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020 (fax: 646-855-5958), Attention: High Grade Transaction Management/Legal; SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Debt Capital Markets; and U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202-1078 (fax: 704-335-2393), Attention: Credit Fixed Income. Notices to the Company and Parent shall be given to them at VEREIT, Inc. 2325 E. Camelback Road, Suite 1100, Phoenix, AZ 85016, Attention: General Counsel; with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Gilbert G. Menna and James Barri.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the applicable party hereto and may be enforced in any court to the jurisdiction of which the applicable part hereto is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

VEREIT OPERATING PARTNERSHIP, L.P.

By:	VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
	Name:	Michael J. Bartolotta
	Title:	Executive Vice President and
Chief Financial Officer

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
	Name:	Michael J. Bartolotta
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

BMO CAPITAL MARKETS CORP.

By:	/s/ Sean M. Hayes
	Name:	Sean M. Hayes
	Title:	Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
	Name:	Yoshihiro Satake
	Title:	Managing Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P Carpenter
	Name:	Charles P Carpenter
	Title:	Managing Director

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Securities
Wells Fargo Securities, LLC	$61,050,000
BMO Capital Markets Corp.	$46,750,000
J.P. Morgan Securities LLC	$46,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$46,750,000
SMBC Nikko Securities America, Inc.	$46,750,000
U.S. Bancorp Investments, Inc.	$46,750,000
Barclays Capital Inc.	$30,250,000
Capital One Securities, Inc.	$30,250,000
Citigroup Global Markets Inc.	$30,250,000
Goldman Sachs & Co. LLC	$30,250,000
Mizuho Securities USA LLC	$30,250,000
Morgan Stanley & Co. LLC	$30,250,000
Regions Securities LLC	$30,250,000
BNY Mellon Capital Markets, LLC	$16,500,000
KeyBanc Capital Markets Inc.	$16,500,000
Comerica Securities, Inc.	$3,850,000
Janney Montgomery Scott LLC	$3,850,000
FTN Financial Securities Corp	$2,750,000

Total	$550,000,000

Schedule 2

Significant Subsidiaries

Equity Fund Advisors, LLC, an Arizona limited liability company

Annex A

Free writing prospectus included in the “Time of Sale Information”

•	Pricing Term Sheet, dated October 4, 2018, substantially in the form of Annex B.

Annex B

[See attached]

ISSUER FREE WRITING PROSPECTUS

(RELATING TO PRELIMINARY PROSPECTUS SUPPLEMENT

DATED OCTOBER 4, 2018 AND PROSPECTUS DATED MAY 6, 2016)

FILED PURSUANT TO RULE 433

REGISTRATION NUMBERS 333-211204 AND 333-211204-01

This term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the accompanying Prospectus (as supplemented through and including the date hereof, the “Preliminary Prospectus”). The information in this term sheet supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Preliminary Prospectus. Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

$550,000,000 4.625% Senior Notes due 2025 (the “notes”)

Issuer:	VEREIT Operating Partnership, L.P.

Guarantor:	VEREIT, Inc.

Expected Ratings (Moody’s / S&P / Fitch)*:	Baa3 / BBB- / BBB-

Principal Amount:	$550,000,000

Maturity Date:	November 1, 2025

Coupon (Interest Rate):	4.625% per annum

Interest Payment Dates:	May 1 and November 1 of each year, commencing on May 1, 2019

Record Dates:	April 15 and October 15 of each year

Benchmark Treasury:	3.000% due September 30, 2025

Benchmark Treasury Price / Yield:	99-04+ / 3.138%

Spread to Benchmark Treasury:	+160 bps

Yield to Maturity:	4.738%

Public Offering Price:	99.328% of the principal amount, plus accrued interest, if any, from October 16, 2018

Optional Redemption:	Make-whole call at U.S. Treasury plus 25 basis points at any time up to, but not including, the date that is 60 days prior to the maturity date (the “Par Call Date”), or at par at any time on or after the Par Call Date.

CUSIP / ISIN Numbers:	92340L AD1 (CUSIP) / US92340LAD10 (ISIN)

Distribution:	SEC Registered (Registration No. 333-211204 and 333-211204-01)

Trade Date:	October 4, 2018

Settlement Date:

October 16, 2018 (T+7)

The settlement date of the notes is expected to be October 16, 2018, the seventh business day following the trade date (such settlement date being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+7 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

Joint Book-Running Managers:

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Barclays Capital Inc.

Capital One Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Regions Securities LLC

Co-Managers:	BNY Mellon Capital Markets, LLC KeyBanc Capital Markets Inc. Comerica Securities, Inc. Janney Montgomery Scott LLC FTN Financial Securities Corp

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Guarantor and the Issuer have filed a registration statement (including the Preliminary Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus in that registration statement and other documents the Guarantor and the Issuer have filed with the SEC that are incorporated by reference into the

Preliminary Prospectus for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Attn: WFS Customer Service, Minneapolis, MN 55402 or by calling 800-645-3751; BMO Capital Markets Corp. at 3 Times Square, 27th Floor, Attn: US Syndicate, New York, NY 10036, or by calling 866-864-7760; J.P. Morgan Securities LLC at 383 Madison Ave., Attn: Investment Grade Syndicate Desk, New York, NY 10179 or by calling 212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated at 200 North College Street, NC1-004-03-43, Attn: Prospectus Department, Charlotte, NC 28255 or by calling 800-294-1322; SMBC Nikko Securities America, Inc. at 277 Park Avenue, Attn: Securities Operations, New York, NY 10172; or by calling 888-868-6856; U.S. Bancorp Investments, Inc. at 214 N Tryon St, 26th Floor, Attn: Credit Fixed Income, Charlotte, NC 28202 or by calling 877-558-2607.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.